Exhibit 16.1
November 15, 2006
Mr. Tim Burroughs
President
TBX Resources, Inc.
3030 LBJ Freeway, Suite 1320
Dallas, TX 75234
Dear Mr. Burroughs:
This is to confirm that the client-auditor relationship between TBX Resources, Inc. (Commission File Number 0-30746) and Hein & Associates LLP, independent registered public accounting firm, has ceased.
Sincerely,

Hein & Associates LLP

cc:	PCAOB Letter File Office of the Chief Accountant Securities and Exchange Commission 100 F Street N.E. Washington, D.C. 20549-7561